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                                   EXHIBIT 3.1




















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                                  TRANSLATION

                         (Emblem of the State of Israel)


                            MEMORANDUM OF ASSOCIATION



1.       Name of the Company
         RAD Vision Ltd. (in English)

2.       Purposes for which the Company was founded:
         Development, production and marketing of products in the field of electronics in general and data communications specifically.

3.       The responsibilities of the members are limited.

4. Share capital of the Company is 19,800 NIS, divided into 19,800 shares, par value 1.00 NIS each.

We, the undersigned hereinbelow, wish to incorporate as a company according to this Memorandum of Association and agree that each of us will take the number of Company share capital listed next to our names.

---------------------- -------------------- --------------------- --------------------- --------------------
 NAME OF SIGNATORIES      IDENTITY NO.            ADDRESS           NUMBER OF SHARES         SIGNATURE
---------------------- -------------------- --------------------- --------------------- --------------------
Yehuda Zisapel         007146053            Kissufim 23, Tel               50             /s/
                                            Aviv
---------------------- -------------------- --------------------- --------------------- --------------------
Zohar Zisapel          008792566            Alon 2,                        50             /s/
                                            Ramat Efal
---------------------- -------------------- --------------------- --------------------- --------------------


Witness to signatures:



/s/ KAREN RIMON
---------------------
Karen Rimon, Advocate


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